                                VOTING AGREEMENT




                          DATED AS OF DECEMBER 10, 1999

                                TABLE OF CONTENTS

1.   VOTING AGREEMENT; RESTRICTION ON TRANSFER; FORBEARANCE..............-6-

2.   CONDITIONS TO CONSUMMATION OF THE FINANCIAL RESTRUCTURING...........-8-

3.   FINANCIAL RESTRUCTURING; THE JOINT PLAN.............................-9-

4.   PAYMENTS............................................................-9-

5.   REPRESENTATIONS OF THE CONSENTING HOLDERS...........................-9-

     (a)      CORPORATE POWER AND AUTHORITY.............................-10-

     (b)      AUTHORIZATION.............................................-10-

     (c)      NO CONFLICTS..............................................-10-

     (d)      BINDING OBLIGATION........................................-10-

     (e)      OWNERSHIP OF MICHAEL NOTES................................-10-

6.   REPRESENTATIONS OF THE MICHAEL GROUP...............................-11-

     (a)      CORPORATE POWER AND AUTHORITY.............................-11-

     (b)      AUTHORIZATION.............................................-11-

     (c)      NO CONFLICTS..............................................-11-

     (d)      BINDING OBLIGATION........................................-11-

     (e)      NO MATERIALLY ADVERSE EFFECT..............................-12-

     (f)      STOCK OWNERSHIP...........................................-12-

     (g)      FINANCIAL STATEMENTS......................................-12-

     (h)      DISCLOSURE................................................-13-

7.   TERMINATION OF AGREEMENT...........................................-14-

8.   FURTHER TRANSACTIONS IN SECURITIES.................................-16-

9.   AMENDMENTS.........................................................-16-

10.  GOVERNING LAW; JURISDICTION........................................-16-

11.  HEADINGS...........................................................-16-

12.  SUCCESSORS AND ASSIGNS.............................................-16-

13.  PRIOR NEGOTIATIONS.................................................-17-

14.  COUNTERPARTS.......................................................-17-

15.  NO THIRD-PARTY BENEFICIARIES.......................................-17-


16.  CONSIDERATION......................................................-17-

17.  NOTICES............................................................-17-

18.  8-K FILING.........................................................-17-

19.  SPECIFIC PERFORMANCE...............................................-18-


EXHIBITS AND SCHEDULES
----------------------

Exhibit A             - Marketing Process
Exhibit B             - Term Sheet for Joint Plan
Exhibit C             - Reorganization Budget and Payment Schedule

                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is entered into this 10th day of December, 1999, among Michael Petroleum Corporation, a Texas corporation ("Michael"), Michael Holdings, Inc., a Texas corporation and the sole shareholder of Michael ("Holdings"), and each of the subsidiaries of Michael listed on the signature page hereto (the "Guarantor Subsidiaries," which together with Michael and Holdings are collectively referred to herein as the "Michael Group") and the undersigned holders, severally and neither jointly nor jointly and severally (collectively, and together with any other persons who become signatories hereto, the "Consenting Holders"). Each member of the Michael Group and each of the Consenting Holders is sometimes referred to individually as a "Party" and they are collectively referred to as the "Parties."

                                 R E C I T A L S


A. Michael has issued and there remains outstanding $135 million principal amount of 11-1/2% Senior Notes due 2005 (the "Michael Notes"). An aggregate of $7,762,500 of accrued interest through October 1, 1999 is also currently due and payable.

B. Each of the Guarantor Subsidiaries has guaranteed the payment of the Michael Notes.

C. The Consenting Holders hold not less than the principal amount of the Michael Notes respectively, set forth on the signature pages hereto (the claims evidenced by the Michael Notes owned by the Consenting Holders on the date of this Agreement and any Michael Notes acquired by the Consenting Holders after the date of this Agreement are referred to herein as the "Michael Note Claims").

D. Michael will conduct a marketing process for the sale of Michael or its assets (the "Marketing Process"), the terms and conditions of which are set forth on, annexed hereto and made a part hereof as, EXHIBIT A.

E. The Parties desire to implement a financial restructuring (the "Financial Restructuring") of the Michael Notes substantially on the terms and conditions set forth in the Term Sheet for Joint Reorganization Plan attached hereto as EXHIBIT B (the "Joint Plan"). The principal component of the Financial Restructuring is the completion of the Marketing Process, that contemplates the sale of Michael or its assets for a Net Consideration (as defined in the Term Sheet for the Joint Plan) of at least $120,000,000 (the "Qualifying Asset Sale"), on the terms provided herein and in Section III (a) of the Term Sheet for the Joint Plan.

F. In order to implement the Financial Restructuring, it is contemplated that Michael and the Guarantor Subsidiaries will commence (the date of such commencement being the "Petition Date") proceedings under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Proceedings") no later than December 10, 1999 and seek to obtain court approval of the Joint Plan and a disclosure statement in respect thereof as promptly as practicable.

G. It is also contemplated that Michael will operate its business substantially as contemplated in the budget attached as EXHIBIT C hereto (the "Budget") and, in particular, in accordance with all of the items under the caption "Expenses:" and the "Capex", "Restructuring Fees", "Accounts Payable", "Bank Interest", and "Bank Principal Payments" items therein (collectively, "Disbursements").

H. This Agreement is being entered into in order to facilitate the implementation of the Marketing Process and the Financial Restructuring, by the Consenting Holders in consideration of the Michael Group's agreement to promptly commence and diligently conduct the Marketing Process and to commence the Chapter 11 Proceedings, and to file and seek confirmation of the Joint Plan, and by the Michael Group in consideration of the Consenting Holders' agreement to vote their claims to accept the Joint Plan and otherwise agree to the terms of the Financial Restructuring, all on the terms and conditions set forth below.


                                A G R E E M E N T

         Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.       VOTING AGREEMENT; RESTRICTION ON TRANSFER; FORBEARANCE.

(a) Each Consenting Holder, severally and neither jointly nor jointly and severally, hereby agrees that it shall:

                  (i) Not commence and forbear from assisting or encouraging any other person to commence any legal or enforcement actions concerning the Michael Group's debts (nor encourage any other parties to take any of the foregoing actions), for so long as no Termination Event shall have occurred;

                  (ii) Subject to its receipt of appropriate disclosure and solicitation materials meeting the requirements of the Bankruptcy Code, timely vote its Michael

                           Note Claims and any other claims it might have or acquire to accept the Joint Plan (and not revoke or withdraw such vote);

                  (iii) Refrain from the sale, transfer, pledge or any other assignment of any of the Michael Notes in which it holds a beneficial interest, or any voting interest therein to any person unless such person agrees in writing to become a party to, and be bound by the terms and conditions of, this Agreement (it being expressly acknowledged for the avoidance of doubt that any Consenting Holder may disclose the terms of this Agreement and any other information relating to the parties hereto to any transferee or prospective transferee of the Michael Notes);

                  (iv) Not take any position in the Chapter 11 Proceedings that conflicts with its obligations hereunder to support the Joint Plan;

                  (v) Vote its Michael Note Claims and any other claims it might have or acquire to reject any bankruptcy plan of reorganization for Michael or the Guarantor Subsidiaries other than the Joint Plan; and

                  (vi) Support venue for the Chapter 11 Proceedings in the United States Bankruptcy Court for the Southern District of Texas, Laredo Division.

Notwithstanding the foregoing, nothing in this Agreement shall require a Consenting Holder to take any action which is prohibited by the Bankruptcy Code or by other applicable law or regulation or by any order or direction of any court or any federal or state governmental authority.

         (b) The obligations of the Consenting Holders under subsection (a) of this Section 1 shall be at all times subject to the continuing conditions that:

                  (i) any plan of reorganization being considered in the Chapter 11 Proceedings contains all of the material terms of the Joint Plan and contains no term inconsistent therewith;

                  (ii) a Termination Event (as defined in Section 7 below) shall not have occurred; and

                  (iii) Michael and its agents and representatives shall be in compliance in all material respects with the terms and conditions of this Agreement.

2.       CONDITIONS TO CONSUMMATION OF THE FINANCIAL RESTRUCTURING.

Consummation of the Financial Restructuring, including the Joint Plan, will be subject to the following closing conditions, unless waived in writing by the
Parties:

                  (i) The absence of any pending or threatened action, suit, or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that is reasonably likely to result in an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent the Asset Sale, (B) prevent the consummation of the Financial Restructuring or (C) permit any or all of the payments to be made in the Financial Restructuring to the holders of the Michael Notes to be rescinded;

                  (ii) The accuracy in all respects of the representations and warranties of the Michael Group set forth in this Agreement, which shall be deemed to have been made again at and as of the effective date of the Joint Plan (except for those representations and warranties made as of a specific date);

                  (iii) The performance in all respects by the Michael Group of their covenants, agreements and obligations hereunder and under the Joint Plan;

                  (iv) Completion of the Marketing Process substantially in compliance with its terms and conditions set forth on EXHIBIT A attached hereto, and execution of a Definitive Agreement in respect of a Qualifying Asset Sale; and

                  (v) The entry of orders of the Bankruptcy Court, which orders shall be reasonably satisfactory in form and substance to the Consenting Holders and, unless finality is waived by the Consenting Holders, shall have become final and non-appealable, confirming the Joint Plan.

3. FINANCIAL RESTRUCTURING; THE JOINT PLAN. Each member of the Michael Group agrees to take all such steps as shall be reasonably necessary and desirable to consummate the Financial Restructuring, including obtaining confirmation of the material terms of the Joint Plan, as promptly as reasonably practicable.

4. PAYMENTS. The Consenting Holders acknowledge and agree (i) that Michael shall make monthly payments to ordinary course vendors and payments to Christiania Bank in the approximate amounts set forth in EXHIBIT C attached hereto (subject to Bankruptcy Court approval, as necessary) and (ii) that the dollar amounts for the payments described in EXHIBIT C are estimates and may vary from the actual payments that are made. The Michael Group represents that the dollar amounts set forth in EXHIBIT C attached hereto for capital expenditures, compensation and other payments to affiliates, restructuring costs, interest on the Christiania Debt and ordinary course corporate expenses are its good faith estimate of such amounts through the date for consummation of the Joint Plan of June 1, 2000.

5. REPRESENTATIONS OF THE CONSENTING HOLDERS. Each Consenting Holder, severally and neither jointly nor jointly and severally, represents and warrants to the Michael Group that each of the following statements is true, correct and complete:

         (a) CORPORATE POWER AND AUTHORITY. It has all requisite corporate or trust power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement;

         (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or trust action;

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it, or its certificate of incorporation or its bylaws, or its agreement and declaration of trust, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations;

         (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and


         (e) OWNERSHIP OF MICHAEL NOTES. It is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose on behalf of such beneficial owners), not less than the principal amount of Michael Notes set forth opposite its signature hereto.

6. REPRESENTATIONS OF THE MICHAEL GROUP. Each member of the Michael Group represents and warrants to each Consenting Holder that each of the following statements is true, correct and complete with respect to it:

         (a) CORPORATE POWER AND AUTHORITY. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement;

         (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action;

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement do not and shall not (i) subject to receipt of required government approvals, consents and authorizations, violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws, or (ii) except as contemplated by the terms hereof, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contractual obligations or those of any of its subsidiaries;

         (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered and is the legal, valid and binding obligation of each member of the Michael Group, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

         (e) NO MATERIALLY ADVERSE EFFECT. Since the date of this Agreement and except for general trends in the oil and natural gas exploration, development and production industry, there has not been and there is not expected to be any event or occurrence that could reasonably be expected to have a materially adverse effect on the consolidated financial condition and results of operations of the Michael Group taken as a whole; provided, however, a continuation of trends in Michael's business as reflected in its filings with the Securities and Exchange Commission ("SEC") during the past 12 months shall not constitute a material adverse effect;

         (f) STOCK OWNERSHIP. Holdings represents it is the sole record and beneficial owner of, and has good and marketable title to, all of the issued and outstanding common stock, par value $.10 per share, of Michael. Michael represents it is the sole record owner and beneficial owner of, and has good and marketable title to, all of the issued and outstanding common stock of the Guarantor Subsidiaries;

         (g) FINANCIAL STATEMENTS. (A) The audited consolidated balance sheets and statements of operations, changes in stockholders' equity, and cash flow (collectively, the "Financial Statements") as of and for the fiscal years ended December 31, 1998 and December 31, 1997 as contained in the most recent Annual Report on Form 10-K filed by Michael with the SEC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein), are correct and complete in all material respects and present fairly the consolidated financial condition of Michael as of such dates and the consolidated results of operations of Michael for such periods and are consistent in all material respects with the books and records of Michael and its subsidiaries, and (B) the unaudited consolidated balance sheet, statements of operations and cash flows as of and for the nine months ended September 30, 1999 for Michael, as contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the SEC, has been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby (except as noted therein), are correct and complete in all material respects, present fairly the consolidated financial condition of

                  Michael, and the consolidated results of operations of Michael for such period(s), and are consistent in all material respects with the books and records of Michael and its subsidiaries;

7. TERMINATION OF AGREEMENT. All obligations hereunder shall terminate automatically upon the occurrence of any Termination Event, unless the occurrence of such Termination Event is waived in writing by all of the parties hereto. If any Termination Event occurs (and has not been waived) at a time when court permission shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its vote in favor of the Joint Plan, the members of the Michael Group shall not oppose any attempt by such Consenting Holder to change or withdraw (or cause to be changed or withdrawn) such vote.

         A "Termination Event" shall mean any of the following:

         (a) Any of the following elements of the Marketing Process shall not have been completed by the dates indicated:

                  (i) Negotiation of Confidentiality Agreements and distribution of Offering Memoranda by December 22, 1999;

                  (ii) Receipt of initial indications of interest, including at least one such indication in an amount sufficient for a Qualifying Asset Sale, by February 21, 2000; and

                  (iii) Receipt of final bids, including at least one such bid in an amount sufficient for a Qualifying Asset Sale, by March 17, 2000;

         (b) The Marketing Process at any time shall cease or shall not have been completed, or a Definitive Agreement relating to the terms of a Qualifying Asset Sale shall not have been executed on or before April 14, 2000;

         (c) An injunction, judgment, order, decree, ruling or charge shall have been entered which prevents completion of the Marketing Process or consummation of the Financial Restructuring;

         (d) Michael or any member of the Michael Group shall file or support confirmation or fail to actively oppose confirmation of any plan of reorganization embodying terms materially different from those contemplated by the Joint Plan;

         (e) Closing on the Qualifying Asset Sale shall have not occurred and the Joint Plan shall not have been substantially consummated pursuant to Section 1101(2) of the Bankruptcy Code by June 1, 2000.

         (f)      The Bankruptcy Court shall have entered an order pursuant to
                  Section 1104 of the Bankruptcy Code appointing a trustee or an examiner with expanded powers with respect to one or more of Michael or the Guarantor Subsidiaries;

         (g) The Bankruptcy Court shall have entered an order dismissing any of the Chapter 11 Proceedings or an order pursuant to
                  Section 1112 of the Bankruptcy Code converting any of the Chapter 11 Proceedings to cases under Chapter 7 of the Bankruptcy Code;

         (h) Any breach of this Agreement by any member of the Michael Group or the Consenting Holders;

         (i) There shall occur any adverse variance for salaries and benefits or an adverse variance of more than ten percent (10%) for the aggregate of all Disbursements for any monthly period, or, provided that Michael may make loans of up to $135,000 in the aggregate to employees to the extent that the same are evidenced by promissory notes payable on the earlier of demand or June 1, 2000, together with interest at the rate of 10% per annum and all costs and expenses of collection, including reasonable attorneys fees, and otherwise on terms and conditions acceptable to counsel to the Consenting Holders;

         (j) The Chapter 11 Proceedings shall not have been commenced on or prior to December 10, 1999;

         (k) Michael or any member of the Michael Group shall fail to carry on its business in the normal course and substantially in the same manner as heretofore conducted during calendar year 1999;

         (l) Michael or any member of the Michael Group shall fail to comply with all applicable laws which if violated might materially impair the conduct of its business or impose liability on the business; or

         (m) without limitation of Paragraph 7 (i), Michael or any member of the Michael Group shall make any payments which are materially inconsistent with EXHIBIT C attached hereto, including, without limitation, capital expenditures or any compensation or other payments to affiliates, without the consent of the Consenting Holders owning or holding in excess of 51% of the aggregate principal amount of the outstanding Michael Notes.

8. FURTHER TRANSACTIONS IN SECURITIES. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Michael Notes or, subject to Paragraph 1(a)(3) hereof, disposing of Michael Notes.

9. AMENDMENTS. This Agreement may not be modified, amended or supplemented except in writing signed by each of the Parties.

10. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

11. HEADINGS. The Headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

12. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are several and neither joint nor joint and several in all respects. Except as set forth herein, no party may assign any of its rights or obligations hereunder without the prior consent of all other parties.

13. PRIOR NEGOTIATIONS. This Agreement supersedes all prior negotiations, understandings and agreements with respect to the subject matter hereof.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

15. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

16. CONSIDERATION. It is hereby acknowledged by the parties that no consideration shall be due or paid to the Consenting Holders for their agreement to forbear from enforcing remedies under the Senior Note Indenture or commencing involuntary bankruptcy proceedings or to vote to accept the Joint Plan and to reject any other plan in accordance with the terms and conditions of this Agreement other than the Michael Group's agreement to conduct the Marketing Process and to commence the Chapter 11 Proceedings and to file and seek confirmation of the Joint Plan.

17. NOTICES. All notices and communications in connection with this Agreement shall be in writing and will be deemed to have been duly given when delivered by hand (with written confirmation of receipt), overnight courier (receipt requested), certified mail, return receipt requested, or facsimile transmission (with written confirmation of receipt), at the addresses set forth in the signature pages hereto.

18. 8-K FILING. Michael will promptly file a Report on Form 8-K with the Securities and Exchange Commission which contains a description of the material terms of this Agreement.

19. SPECIFIC PERFORMANCE. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

SIGNED this 10th day of December, 1999.

                                     MICHAEL PETROLEUM CORPORATION
                                     13101 Northwest Freeway (US 290)
                                     Suite 320
                                     Houston, Texas 77040


                                     By:__________________________________

                                     Its:_________________________________



                                     MICHAEL PETROLEUM ALPHA
                                     CORPORATION
                                     13101 Northwest Freeway (US 290)
                                     Suite 320
                                     Houston, Texas 77040


                                     By:__________________________________

                                     Its:_________________________________

                                     GAS NATURALE DE MIGUEL, INC.
                                     13101 Northwest Freeway (US 290)
                                     Suite 320
                                     Houston, Texas 77040


                                     By:__________________________________

                                     Its:_________________________________


                                     MICHAEL HOLDINGS, INC.
                                     13101 Northwest Freeway (US 290)
                                     Suite 320
                                     Houston, Texas 77040]


                                     By:__________________________________

                                     Its:__________________________________



                 [CONSENTING NOTEHOLDER SIGNATURE PAGES OMITTED]

                                                                       EXHIBIT B


                          MICHAEL PETROLEUM CORPORATION


                          TERM SHEET FOR RESTRUCTURING
                                December 10, 1999


I.       PARTIES TO RESTRUCTURING

         - Michael Petroleum Corporation ("MPC") and its subsidiaries (collectively, the "Company")

         -        Holders of MPC 11 1/2% Senior Notes due 2005 (the
                  "Noteholders")

         -        Christiania Bank ("Christiania")

         - All other Secured and Unsecured Creditors of the Company, other than Old Equity ("Trade Creditors")

         -        Michael Holdings, Inc. and its current equityholders ("Old
                  Equity")

II.      FRAMEWORK

         The Company and/or all the assets of the Company would be sold as promptly as practicable. The Sale Process would be substantially as outlined on Exhibit A to the Voting Agreement. During the sale process, the Company will continue to operate its business in the ordinary course, including managing its trade accounts payable in the ordinary course consistent with past practice during 1999, paying Christiania interest at the current default rate (as approved by the Bankruptcy Court, if necessary), and continuing its current one-rig drilling program.

III.     SALE TERMS

         (a) At the end of the sales process, the Company will accept the highest offer for the sale of the Company for consideration, as of May 1, 2000, of at least $120MM, minus all costs attributable to rejection of executory contracts, plus or minus working capital items assumed, and net of all costs of sale, including all investment banking fees of the Company and the Noteholders however the same are funded or defeased ("Net Consideration"). Both Old Equity and the Noteholders agree that the highest bid in excess of $120MM of Net Consideration, will be accepted unless such bid is rejected by both parties.

                  Acceptance of a bid less than $120MM will require the agreement of the Noteholders and the Company. Acceptance of a bid for any consideration other than cash will require the agreement of the Noteholders and, if such consideration does not include sufficient cash to pay the Christiania Debt, trade creditors and Old Equity as contemplated hereby, will also require the agreement of the Company.

         (b) The Company will implement the sale in accordance with the procedures attached to the Voting Agreement incorporating the economic terms set forth herein relative to the allocation of sales proceeds.

         (c) At the closing on any sale, the first proceeds will be used to pay the outstanding amount of the Christiania Debt (currently estimated $24MM) in full.

         (d) If a binding agreement for the sale of the Company for Net Consideration of at least $120MM is executed on or before April 14, 2000, Old Equity will receive a distribution (in lieu of all other consideration, including severance and similar payments) in the amount of $5MM; in addition Old Equity would be entitled to 8% of the Net Consideration in excess of $120MM but less than $175MM; plus 50% of the Net Consideration in excess of $175MM until the Noteholders investment is repaid in full with interest. After the Noteholders have so recovered their investment, all excess consideration shall be allocated to Old Equity. If a binding agreement for the sale of the Company is executed after April 14, 2000 from the date the Voting Agreement is signed, the 8% share of Net Consideration in excess of $120MM and below $175MM shall be reduced to 5%.

         (e) All claims of Trade Creditors either will be paid in cash in full at closing, in the ordinary course, or as agreed by the Company and the applicable Trade Creditor.

         (f) Any tax claims either will be paid in cash in full at closing, in the ordinary course when due or in accordance with the Bankruptcy Code.

IV.      IMPLEMENTATION

         The Company will file Chapter 11 bankruptcy and commence the Sale Process no later than December 8, 1999. The Company thereafter will implement the Sale Process as contemplated hereby and by the Voting Agreement. The Company also will file a plan of reorganization (the "Plan") and, if necessary or required by the buyer, a Section 363 Sale Motion as promptly as practicable. The Plan will provide for the distribution of the sale proceeds in accordance with the terms set forth above.

         The Company and the Noteholders will continue to negotiate in good faith with respect to

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

         the terms of a standalone plan of reorganization to be implemented in the event that a binding agreement for the sale of the Company for Net Consideration of at least $120 million cannot be obtained and, in the event that an agreement on such terms is reached, such terms will be incorporated into the Plan.




























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